Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 11, 2011	SKYLINE EXPANSION FUND, L.P.

	BY:	SKYLINE EXPANSION FUND MANAGEMENT, LLC
	ITS:	GENERAL PARTNER

	BY:	SKYLINE VENTURE MANAGEMENT III, LLC
	ITS:	MANAGING MEMBER

	By:	/s/ Kerry Kenny as attorney-in-fact
John G. Freund
Managing Director

February 11, 2011	SKYLINE EXPANSION FUND MANAGEMENT, LLC

	BY:	SKYLINE VENTURE MANAGEMENT III, LLC
	ITS:	MANAGING MEMBER

	By:	/s/ Kerry Kenny as attorney-in-fact
John G. Freund
Managing Director

February 11, 2011	SKYLINE VENTURE PARTNERS III, L.P.

	BY:	SKYLINE VENTURE MANAGEMENT III, LLC
	ITS:	GENERAL PARTNER

	By:	/s/ Kerry Kenny as attorney-in-fact
John G. Freund
Managing Director

February 11, 2011	SKYLINE VENTURE PARTNERS QUALIFIED PURCHASER FUND III, L.P.

	BY:	SKYLINE VENTURE MANAGEMENT III, LLC
	ITS:	GENERAL PARTNER

	By:	/s/ Kerry Kenny as attorney-in-fact
John G. Freund
Managing Director

February 11, 2011	SKYLINE VENTURE MANAGEMENT III, LLC

	By:	/s/ Kerry Kenny as attorney-in-fact
John G. Freund
Managing Member

February 11, 2011	By:	/s/ Kerry Kenny as attorney-in-fact
John G. Freund

February 11, 2011	By:	/s/ Kerry Kenny as attorney-in-fact
Yasunori Kaneko